As filed with the Securities and Exchange Commission on October 1, 2025

Registration No. 333-205426

Registration No. 333-225683

Registration No. 333-86546

Registration No. 333-72662

Registration No. 333-67988

Registration No. 333-63976

Registration No. 333-31144

Registration No. 333-81113

Registration No. 333-37685

Registration No. 333-27427

Registration No. 333-17291

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 REGISTRATION STATEMENT 333-205426

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT 333-225683

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT 333-86546

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT 333-72662

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 REGISTRATION STATEMENT 333-67988

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 REGISTRATION STATEMENT 333-63976

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT 333-31144

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT 333-81113

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT 333-37685

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-3 REGISTRATION STATEMENT 333-27427

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 REGISTRATION STATEMENT 333-17291

UNDER THE SECURITIES ACT OF 1933

Maverick Merger Sub 2, LLC

(Exact name of registrant as specified in its charter)

Delaware	84-4946470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1050 Woodward Avenue
Detroit, MI 48226

(Address of Principal Executive Offices)

Brian Brown

Secretary and Treasurer

1050 Woodward Avenue
Detroit, MI 48226

(313) 373-7990

(Name, address and telephone number, including area code, of agent for service)

With copies to:

Tina V. John
Corporate Secretary
1050 Woodward Avenue
Detroit, MI 48226

(313) 373-7990

John C. Kennedy, Esq.

Christodoulos Kaoutzanis, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
(212) 373-3000

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) are being filed by Maverick Merger Sub 2, LLC (the “Registrant”), to deregister any and all securities registered but unsold or otherwise unissued under the following Registration Statements on Form S-3 (each, a “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”), relating to the registration or resale of any of the Registrant's securities:

•	Registration Statement No. 333-225683 filed with the Commission on June 15, 2018;
•	Registration Statement No. 333-205426 filed with the Commission on July 1, 2015 and as amended on November 23, 2015;
•	Registration Statement No. 333-86546 filed with the Commission on April 18, 2002;
•	Registration Statement No. 333-72662 filed with the Commission on November 1, 2001;
•	Registration Statement No. 333-67988 filed with the Commission on August 20, 2001 and as amended on August 31, 2001;
•	Registration Statement No. 333-63976 filed with the Commission on June 27, 2001 and as amended on July 13, 2001;
•	Registration Statement No. 333-31144 filed with the Commission on February 25, 2000;
•	Registration Statement No. 333-81113 filed with the Commission on June 18, 1999;
•	Registration Statement No. 333-37685 filed with the Commission on October 10, 1997;
•	Registration Statement No. 333-27427 filed with the Commission on May 20, 1997, as amended on May 29, 1997; and
•	Registration Statement No. 333-17291 filed with the Commission on December 5, 1996, as amended on January 2, 1997.

On October 1, 2025, pursuant to the previously announced Agreement and Plan of Merger, dated as of March 31, 2025, by and among the Registrant, Rocket Companies, Inc., a Delaware corporation (“Rocket”), Maverick Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of Rocket (“Maverick Merger Subsidiary”) and Mr. Cooper Group Inc., a Delaware corporation (“Mr. Cooper”), Maverick Merger Subsidiary merged with and into Mr. Cooper, with Mr. Cooper surviving as a direct, wholly owned subsidiary of Rocket (the “Maverick Merger”), and immediately following such Maverick Merger, Mr. Cooper merged with and into the Registrant (the “Forward Merger” and together with the Maverick Merger, the “Mergers”), with the Registrant surviving as a wholly owned subsidiary of Rocket.

As a result of the consummation of the Mergers, the Registrant has terminated all offerings of its securities pursuant to each Registration Statement. In accordance with an undertaking made by the Registrant in each Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration all securities of the Registrant registered pursuant to the Registration Statements that remain unsold or otherwise unissued as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities, and the Registrant hereby terminates the effectiveness of each Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan on October 1, 2025.

Maverick Merger Sub 2, LLC

By:	/s/ Brian Brown
Brian Brown
Secretary and Treasurer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments.